FOR RELEASE May 16, 2011 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports
Third Quarter Fiscal Year 2011 Results

CRANBURY, NJ – May 16, 2011 – Palatin Technologies, Inc. (NYSE Amex: PTN), a biopharmaceutical company developing bremelanotide for sexual dysfunction indications and PL-3994 for acute asthma and other indications, today announced results for its third quarter ended March 31, 2011.

Recent Highlights
•
Following a meeting with the U.S. Food and Drug Administration (FDA), Palatin submitted a revised protocol to the FDA for initiation of an at-home Phase 2 clinical trial of subcutaneously administered bremelanotide for women with female sexual dysfunction (FSD). This Phase 2 trial for women with FSD is scheduled to start in the second quarter of calendar 2011.

•
Palatin has started discussions with a number of potential development and marketing partners for PL-3994 for acute asthma, which would include the proof-of-concept human trial for asthma using a subcutaneously administered formulation and development of an inhalation formulation.

•
Collaboration compounds licensed pursuant to Palatin’s research collaboration and license agreement with AstraZeneca for treatment of obesity, diabetes and related metabolic syndrome have advanced to the clinical stage.

•	In March 2011 Palatin closed on an underwritten public offering resulting in net proceeds of $21.1 million, which should be sufficient to fund projected operations through calendar year 2012.

Third Quarter Fiscal 2011 Financial Results
Palatin reported a net loss of $3.8 million, or $(0.17) per basic and diluted share, for the quarter ended March 31, 2011, compared to a net loss of $2.0 million, or $(0.20) per basic and diluted share for the same period in 2010.

The increase in net loss for the quarter ended March 31, 2011, compared to the net loss for the same period last fiscal year, was primarily attributable to a decrease in revenue recognized under Palatin’s research collaboration and license and clinical trial collaboration agreements with AstraZeneca as a result of the successful completion of the research collaboration portion of the agreements, and secondarily to a non-cash, non-operating expense of $1.3 million, which represents the increase in estimated fair value of the warrant liability.

Revenue
For the quarter ended March 31, 2011, Palatin recognized $0.1 million of contract revenue under its license and collaboration agreement with AstraZeneca, compared to $2.6 million for the same period in 2010.

-More-

Costs and Expenses
Total operating expenses for the quarter ended March 31, 2011 were $2.7 million compared to $4.6 million for the comparable quarter of 2010.  The net decrease in operating expenses for the quarter was primarily due to Palatin’s previously disclosed realignment of resources and reduction in staffing levels in 2010.

Cash position
Palatin’s cash and cash equivalents were $22.0 million as of March 31, 2011, compared to cash, cash equivalents and investments of $8.9 million at June 30, 2010, with current liabilities of $1.9 million as of March 31, 2011 compared to $2.4 million as of June 30, 2010.

The increase in cash and cash equivalents is attributable to Palatin’s previously announced completion of its $23.0 million public offering in which Palatin sold 23,000,000 shares of its common stock, Series A warrants to purchase up to 2,000,000 shares of its common stock, and Series B warrants to purchase up to 21,000,000 shares of its common stock.  The net proceeds to Palatin, after deducting underwriting discounts and commissions and other offering expenses, were approximately $21.1 million.

The Company believes, based on its current operating plan, that its cash and cash equivalents as of March 31, 2011 will be sufficient to fund its operations through at least calendar year 2012.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on May 16, 2011 at 11:00 a.m. Eastern Time to discuss its third quarter of fiscal year 2011 financial results and plans for its programs under development.  Individuals interested in listening to the conference call live can dial 1-866-316-1363 (domestic) or 1-913-312-0861 (international), Pass code 2950108. The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), Pass code 2950108.  The webcast and telephone replay will be available through May 23, 2011.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company dedicated to the development of peptide, peptide mimetic and small molecule agonists with a focus on melanocortin and natriuretic peptide receptor systems.  Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin Technologies' website at http://www.palatin.com.

-More-

Forward-looking Statements
Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, clinical trials and clinical trial results, collaborations with others, potential collaborations or agreements on its product candidates, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
EVP-Operations / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel: (212) 213-0006 / cnoensie@burnsmc.com

###
(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010

REVENUES:
License and contract	$ 61,294	$ 2,559,852	$ 472,849	$ 13,505,770
Grant	-	-	846,768	-
Total revenues	61,294	2,559,852	1,319,617	13,505,770

OPERATING EXPENSES:
Research and development	1,722,432	3,356,956	7,159,634	8,739,389
General and administrative	955,547	1,238,187	3,226,798	3,526,883
Total operating expenses	2,677,979	4,595,143	10,386,432	12,266,272

Income (loss) from operations	(2,616,685)	(2,035,291)	(9,066,815)	1,239,498

OTHER INCOME (EXPENSE):
Investment income	18,982	16,641	72,342	120,270
Interest expense	(1,974)	(2,287)	(5,607)	(9,303)
Increase in fair value of warrants	(1,257,691)	-	(1,257,691)	-
Gain on sale of securities	58,956	-	119,346	-
Gain (loss) on sale/disposition of supplies and equipment	(7,466)	-	(5,666)	95,000
Total other income (expense)	(1,189,193)	14,354	(1,077,276)	205,967

Income (loss) before income taxes	(3,805,878)	(2,020,937)	(10,144,091)	1,445,465
Income tax benefit	-	-	637,391	998,408

NET INCOME (LOSS)	$ (3,805,878)	$ (2,020,937)	$ (9,506,700)	$ 2,443,873

Basic net income (loss) per common share	$ (0.17)	$ (0.20)	$ (0.65)	$ 0.20

Diluted net income (loss) per common share	$ (0.17)	$ (0.20)	$ (0.65)	$ 0.20

Weighted average number of common shares outstanding used in computing basic net income (loss) per common share	22,832,109	9,987,323	14,669,131	9,575,314
Weighted average number of common shares outstanding used in computing diluted net income (loss) per common share	22,832,109	9,987,323	14,669,131	9,646,791

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets

(unaudited)

	March 31, 2011	Pro-forma March 31, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$ 22,032,649	$ 22,032,649	$ 5,405,430
Available-for-sale investments	-	-	3,462,189
Accounts receivable	-	-	2,879
Prepaid expenses and other current assets	539,361	539,361	393,313
Total current assets	22,572,010	22,572,010	9,263,811

Property and equipment, net	1,511,892	1,511,892	2,388,365
Restricted cash	350,000	350,000	475,000
Other assets	253,403	253,403	261,701
Total assets	$ 24,687,305	$ 24,687,305	$ 12,388,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$ 19,393	$ 19,393	$ 19,670
Accounts payable	386,261	386,261	155,795
Accrued compensation	211,941	211,941	-
Unearned revenue	70,796	70,796	-
Accrued expenses	1,208,920	1,208,920	2,219,466
Total current liabilities	1,897,311	1,897,311	2,394,931

Capital lease obligations	-	-	14,284
Warrant liability	6,370,555	-	-
Deferred rent	258,161	258,161	661,389
Total liabilities	8,526,027	2,155,472	3,070,604

Stockholders' equity:
Preferred stock of $.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of March 31, 2011 and June 30, 2010, respectively	50	50	50
Common stock of $.01 par value – authorized 40,000,000 shares; issued and outstanding 34,900,591 and 11,702,818 shares as of March 31, 2011 and June 30, 2010, respectively	349,006	349,006	117,028
Additional paid-in capital	234,493,100	240,863,655	218,236,723
Accumulated other comprehensive income	-	-	138,650
Accumulated deficit	(218,680,878)	(218,680,878)	(209,174,178)
Total stockholders’ equity	16,161,278	22,531,833	9,318,273
Total liabilities and stockholders’ equity	$ 24,687,305	$ 24,687,305	$ 12,388,877